Exhibit (h)(4)

FEE WAIVER AGREEMENT

Allianz Funds

1633 Broadway

New York, NY 10019

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

August 27, 2020

Ladies and Gentlemen:

This Fee Waiver Agreement (this “Agreement”) is entered into as of the date first set forth above between Allianz Funds (the “Trust”), on behalf of the series of the Trust described in Exhibit A hereto (each a “Fund” and, together, the “Funds”), and Allianz Global Investors U.S. LLC (“AllianzGI U.S.”), on the following terms:

1.    The Trust is an open-end management investment company that has multiple separate investment portfolios, including the Funds.

2.    Pursuant to the Amended and Restated Administration Agreement dated August 27, 2020, as amended or supplemented from time to time (the “Administration Agreement”) and the Amended and Restated Investment Advisory Agreement dated October 1, 2016, as amended or supplemented from time to time (the “Advisory Agreement” and, together with the Administration Agreement, the “Management Agreements”), the Trust has retained AllianzGI U.S. to provide the Trust, the Funds and the Funds’ shareholders with investment advisory, administration and other services.

3.    For each Fund listed under “Fund” in Exhibit A, for the share classes of such Fund specified under “Classes,” AllianzGI U.S. shall waive its fees payable under the particular Management Agreement specified under “Affected Agreement” in the amount or according to the schedule specified under “Fee Waiver” and for the period specified under “Term of Agreement.” In each case, the amount waived will first be determined as aggregated across all share classes specified under “Classes” and then prorated among the specified share classes according to the average daily net assets attributable to each share class.

4.    The Fee Waiver Agreement between the parties dated August 28, 2019 will cease and terminate on August 27, 2020 and be replaced by this Agreement.

If the foregoing correctly sets forth the agreement between the Trust and AllianzGI U.S., please so indicate by signing and returning to AllianzGI U.S. the enclosed copy hereof.

Very truly yours,

ALLIANZ FUNDS

By:	/s/ Thomas J. Fuccillo
Name: Thomas J. Fuccillo
Title: President and Chief Executive Officer

ACCEPTED AND AGREED TO:

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Gem Pushpaharan
Name: Gem Pushpaharan
Title: Chief Operating Officer US

Exhibit A to Fee Waiver Agreement

Dated as of August 27, 2020

Fund	Classes	Affected Agreement	Fee Waiver (stated as a percentage of average daily net assets of the Fund or attributable to the specified share class(es), as applicable)	Term of Agreement
AllianzGI Dividend Value Fund (formerly Allianz NFJ Dividend Value Fund)	All Classes	Advisory Agreement	0.075%; and then an additional 0.025% on net assets in excess of $7.5 billion, and an additional 0.025% on net assets in excess of $10 billion	From August 27, 2020 through August 31, 2021

AllianzGI Emerging Markets Opportunities Fund	All Classes	Advisory Agreement	0.20%	From August 27, 2020 through August 31, 2021

	All Classes	Administration Agreement	0.15%

AllianzGI Focused Growth Fund	All Classes	Advisory Agreement	0.10%	From August 27, 2020 through August 31, 2021
	Class A	Administration Agreement	0.02%

AllianzGI Income & Growth Fund	All Classes	Advisory Agreement	0.01% on net assets in excess of $2 billion, an additional 0.015% on net assets in excess of $3 billion, and an additional 0.025% on net assets in excess of $5 billion	From August 27, 2020 through August 31, 2021

[Exhibit A to Allianz Funds Fee Waiver Agreement]

AllianzGI International Value Fund (formerly AllianzGI NFJ International Value Fund)	All Classes	Advisory Agreement	0.05%; and then an additional 0.01% on net assets in excess of $4 billion, an additional 0.015% on net assets in excess of $5 billion, and an additional 0.025% on net assets in excess of $7.5 billion	From August 27, 2020 through August 31, 2021
	All Classes	Administration Agreement	0.025%

AllianzGI Mid-Cap Value Fund (formerly AllianzGI NFJ Mid-Cap Value Fund)	All Classes	Administration Agreement	0.22%	From August 27, 2020 through August 31, 2021

AllianzGI Small-Cap Value Fund (formerly Allianz NFJ Small-Cap Value Fund)	All Classes	Advisory Agreement	0.10%; and then an additional 0.025% on net assets in excess of $3 billion, an additional 0.025% on net assets in excess of $4 billion, and an additional 0.025% on net assets in excess of $5 billion	From August 27, 2020 through August 31, 2021

AllianzGI Small-Cap Fund	All Classes	Administration Agreement	0.10%	From August 27, 2020 through August 31, 2021

AllianzGI Technology Fund	All Classes	Advisory Agreement	0.01% on net assets in excess of $2 billion, an additional 0.015% on net assets in excess of $3 billion, and an additional 0.025% on net assets in excess of $5 billion	From August 27, 2020 through August 31, 2021

[Exhibit A to Allianz Funds Fee Waiver Agreement]